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                                  POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that AFFINITY GROUP HOLDING, INC., a Delaware corporation (the "Company"), and each of the undersigned directors/officers of the Company, hereby constitutes and appoints Stephen Adams, Michael Schneider and Mark J. Boggess and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and his name, place and stead, in any and all capacities to sign, execute, affix its seal thereto and file one or more Registration Statements on Form S-4 or any other applicable form under the Securities Act of 1933, as amended, and amendments thereto, including pre-effective and post-effective amendments, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, relating the offering of up to $130,000,000 of 11% Senior Notes due 2007 (the "Notes") offered by the Company.

    There is hereby granted to said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in respect of the foregoing as fully as he or himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

    IN WITNESS WHEREOF, AFFINITY GROUP HOLDING, INC. has caused this Power of Attorney to be executed in its name by its Chief Executive Officer and President on the 28th day of April, 1997.


                                       AFFINITY GROUP HOLDING, INC.



                                       By /s/
                                          ---------------------------
                                         Joe McAdams, Chief Executive
                                         Officer and President


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    The undersigned, directors and officers of AFFINITY GROUP HOLDING, INC., have hereunto set their hands as of the 28th day of April, 1997.




 /s/
----------------------------------------    -----------------------------------
Stephen Adams, Director and Chairman of     Thomas A. Donnelly, Director
the Board

                                             /s/
                                            -----------------------------------
 /s/                                        John Ehlert, Director
----------------------------------------
Joe McAdams, President, Chief Executive
Officer and Director

                                            -----------------------------------
                                            David B. Garvin, Director
 /s/
----------------------------------------
Wayne Boysen, Director



 /s/
----------------------------------------
David Frith-Smith, Director


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